UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction if incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27401 Los Altos, Suite 100, Mission Viejo, California 92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 25, 2006, Auxilio, Inc. (the "Company") entered into a Loan and Security Agreement (the “Agreement”) with Cambria Investment Fund, L.P. ("Cambria"), dated as of October 25, 2006 (the “Agreement”), pursuant to which Cambria will extend the Company a $1,500,000 line of credit. As an inducement for Cambria to enter into the Agreement, the Company agreed to issue Cambria a warrant ("Warrant") to purchase up to 750,000 shares of our common stock at a price of $.46 per share. The Company has also agreed to pay a placement fee of $30,000 upon initial funding of the loan to Cambria Capital, LLC, the placement agent to Cambria.

The principal amount of the loan carries an interest rate equal to the lesser of (i) twelve (12%) or (ii) the maximum lawful rate allowed under applicable usury laws. Interest on the outstanding balance shall accrue and be payable on the last day of each fiscal quarter. The initial advance of $250,000 will be made on October 27, 2006. Of the total loan amount of $1,500,000, the final $500,000 advance (a) shall not be made prior to February 15, 2007, and (b) shall only be made by Cambria if there has been no material adverse change in the business or operations of the Company. The Company agrees to pay the principal amount of up to $1,500,000 on or before the maturity date of October 22, 2007.

To secure repayment of all obligations evidenced by the Agreement and performance of all of the Company’s obligations thereunder, the Company granted Cambria a second priority security interest in all of the Company’s inventory, accounts, equipment, cash, deposit accounts, securities, intellectual property, chattel paper, general intangibles and instruments, now existing or hereafter acquired, and all proceeds resulting from the sale thereof.

The Agreement contains customary negative covenants for loans of this type, including limitations on the Company with respect to capital expenditures, mergers and acquisitions, disposition of assets, and future issuances of equity securities. Any breach of the covenants under the Agreement may result in the acceleration of the payment obligations under the Note and an additional default payment.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Warrant which are attached hereto as Exhibits 10.1, 10.2, respectively, and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 3.02.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.  Description

10.1  Loan and Security Agreement dated as of October 25, 2006, between Auxilio, Inc. and Cambria Investment Fund, L.P.

10.2  Warrant to Purchase Common Stock dated as of October 25, 2006 issued by Auxilio, Inc. to Cambria Investment Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                AUXILIO, INC.

Date: October 27, 2006
        By:  /s/ Paul T. Anthony
        Name: Paul T. Anthony
        Title:  Chief Financial Officer
                                                                                                                                            Principal Financial Officer

EXHIBIT INDEX

Exhibit No.  Description

10.1  Loan and Security Agreement dated as of October 25, 2006, between Auxilio, Inc. and Cambria Investment Fund, L.P.

10.2  Warrant to Purchase Common Stock dated as of October 25, 2006 issued by Auxilio, Inc. to Cambria Investment Fund, L.P.